UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2007
ARADIGM CORPORATION
(Exact name of Registrant as specified in its charter)

California	0-28402	94-3133088
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

3929 Point Eden Way
Hayward, CA 94545
(Address of Principal Executive Offices)
(510) 265-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.
Aradigm Corporation (“Aradigm”) entered into a sublease (the “Sublease”) with Mendel Biotechnology, Inc. (“Mendel”), effective July 18, 2007, to sublease approximately 48,000 square feet of the 72,000 square foot Aradigm facility located at 3929 Point Eden Way, Hayward, CA. The Sublease consists of approximately 46,000 square feet of office and laboratory space and an additional rentable space of 2,000 square feet (the “Temporary Space”) to be vacated by Aradigm no later than March 15, 2008. The Sublease also consists of approximately 6,000 square feet located in the parking lot, on which Mendel will build and occupy a greenhouse and related facilities.
Aradigm leases the space pursuant to a lease agreement dated January 28, 1998, as amended (the “Master Lease”), between Aradigm and Hayward Point Eden I Limited Partnership.
The Sublease commences on July 18, 2007 and expires on July 8, 2016. Mendel has the option to terminate the Sublease early on September 1, 2012 for a termination fee of $225,000.
The initial monthly base rent for the Sublease is approximately $69,000, which will be increased by an additional $3,114 per month on the date Mendel commences renting the Temporary Space, with three percent annual increases effective upon each anniversary of the rent commencement date. In addition, Mendel will pay 63.6% (66.4% following the date Mendel commences renting the Temporary Space) of the monthly operating expenses, utilities and taxes payable by Aradigm under the Master Lease.
The foregoing is a summary description of the terms and conditions of the Sublease. It is qualified in its entirety by reference to the Sublease, which is attached hereto as Exhibit 10.1, and the Master Lease, both of which are also incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits.
10.1	Sublease between Aradigm Corporation and Mendel Biotechnology, Inc. dated July 11, 2007 under the Lease Agreement by and between Aradigm Corporation and Hayward Point Eden I Limited Partnership, a Delaware limited partnership, as successor-in-interest to Britannia Point Eden, LLC, as amended, for 3929 Point Eden Way, Hayward, California.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: July 23, 2007

ARADIGM CORPORATION
By:	/s/ Igor Gonda
Igor Gonda
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Sublease between Aradigm Corporation and Mendel Biotechnology, Inc. dated July 11, 2007 under the Lease Agreement by and between Aradigm Corporation and Hayward Point Eden I Limited Partnership, a Delaware limited partnership, as successor-in-interest to Britannia Point Eden, LLC, as amended, for 3929 Point Eden Way, Hayward, California.